Contact:
Lawrence S. Coben Chairman of the Board and Chief Executive Officer Tremisis Energy Acquisition Corporation II (212) 397-1464
FOR IMMEDIATE RELEASE

TREMISIS ENERGY ACQUISITION CORPORATION II
SECURITIES TO COMMENCE SEPARATE TRADING

Houston, Texas, March 5, 2008 - Tremisis Energy Acquisition Corporation II (AMEX: TGY.U) announced today that separate trading of the common stock and warrants underlying the units issued in the Company’s initial public offering, which took place in December 2008, has commenced. The common stock and warrants will be listed on the American Stock Exchange under the symbols TGY and TGY.WS, respectively. Units not separated will continue to trade on the American Stock Exchange under the symbol TGY.U.

Tremisis Energy Acquisition Corporation II is a newly formed blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. The Company’s efforts in identifying a prospective target business will not be limited to a particular industry, although we intend to focus our efforts on seeking a business combination with an operating company in either the energy or the environmental industry and their related infrastructures.

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